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                                                    Exhibit 23.1b.











                    CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated September 15, 1995, accompanying the financial statements of the Dean Witter Select Equity Trust Telecommunications Portfolio Series 1 included herein and to the reference to our Firm as experts under the heading "Auditors" in the prospectus which is a part of this registration statement.



DELOITTE & TOUCHE LLP




September 28, 1995
New York, New York